Exhibit 31.2

Certification Pursuant to

Rules 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934, as Amended

I, Diana M. Laing, certify that:

1.                     I have reviewed this Annual Report on Form 10-K/A of American Homes 4 Rent; and

2.                     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Diana M. Laing
Name: Diana M. Laing
Title: Chief Financial Officer
Date: May 8, 2015